UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Century Park East #1000 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2015, Ritter Pharmaceuticals, Inc., (the “Company”) entered into a Master Service Agreement with Covance Inc., (“Covance”) with an effective date of December 29, 2015. Pursuant to the terms of the Master Service Agreement, Covance (or one or more of its affiliates) will provide Phase I/II/III/IV clinical services for a clinical study or studies to the Company, and, at the Company’s request, assist the Company with the design of such studies, in accordance with the terms of separate individual project agreements to be entered into by the parties. The term of the Master Service Agreement is for three years and will renew automatically for successive one year periods unless Covance is no longer providing services under the Master Service Agreement or either party has terminated it upon written notice. The Company may terminate the Master Service Agreement or any individual project agreement entered into under the Master Service Agreement prior to the applicable study’s completion at any time for any reason upon thirty (30) days’ written notice to Covance, except when the reason for termination is the safety of subjects, in which case it may be terminated immediately. Covance may not terminate any individual project agreement without cause, except when the reason for the termination is the safety of subjects, in which case the individual project agreement may be terminated immediately. In the event of a termination of the Master Service Agreement, Covance will be entitled to full payment for (i) work performed on the applicable project upon through the date work on such project is concluded and (ii) reimbursement for all non-cancellable and non-refundable expenses and financial obligations which Covance (or an affiliate) has incurred or undertaken on the Company’s behalf.

The foregoing description of the Master Service Agreement is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Master Service Agreement, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.42 to the Company’s Registration Statement on Form S-1, File No. 333-208818, filed with the Securities and Exchange Commission on December 31, 2015.

Certain statements contained herein that are not historical facts are forward looking. These statements, which may be identified by forward looking words or phrases such as “option,” “is to,” “to be,” “may,” and “provided,” involve risks and uncertainties, which may be beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer

Date: January 5, 2016